Exhibit 99.1

HeartCore Reports First Quarter 2022 Results

NEW YORK, NY and TOKYO, JAPAN – May 16, 2022 – HeartCore Enterprises, Inc., (“HeartCore” or “the Company”), a leading software development company, today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 and Recent Operational Highlights

●	Grew total number of global enterprise customers to 858.

●	Signed agreements with two private companies looking to go public on the Nasdaq Stock Market for the recently announced Go IPO consulting service.

●	Released a practical guide to the open source process mining tool Apromore titled “Starting with Open Source Process Mining. The Complete Guide to Apromore”.

●	Launched a revamped corporate digital marketing solution, Content Management System (“CMS”), a platform that streamlines website operations, allowing users to easily create, manage and modify content on websites without the need for specialized technical knowledge.

●	Announced the launch of Go IPO, an initial public offering consulting service for Japanese companies interested in listing on the Nasdaq Stock Market.

●	Closed initial public offering, for aggregate gross proceeds of $15.0 million.

Management Commentary

“The first quarter was an encouraging period for our company, as we closed a successful IPO, increased revenues year-over-year, and launched our newest ‘Go IPO’ offering,” said CEO Sumitaka Yamamoto. “Although we weren’t able to recognize the revenues from the two recent Go IPO consulting agreements, we expect that revenues generated from those deals, along with potentially several more in the pipeline, will be accounted for in the second quarter of 2022. Our Go IPO consulting service is gaining traction with private Japanese companies, and we anticipate that this segment of our business will continue to grow. Additionally, we expect to continue to deliver our highly reputable CMS and Digital Transformation solutions to our enterprise customers worldwide.”

First Quarter 2022 Financial Results

Revenues increased 8% to $2.3 million compared to $2.1 million in the same period last year. The increase was due to the increase in sales of on-premises software, offset by a decrease in software development revenues and a decrease from maintenance and support services revenues.

Gross profit increased 74% to $1.2 million (gross margin of 54%) from $703,000 (gross margin of 33%) in the same period last year.

Operating expenses increased to $2.8 million from $861,000 in the same period last year. The year-over-year increase was due to an increase in selling, general & administrative, and research & development expenses. Furthermore, the Company spent additional costs associated with its initial public offering and recognized the costs for its annual marketing fees in the first quarter.

Net loss was $1.6 million, or $(0.09) loss per share, compared to a net loss of $188,000, or $(0.01) loss per share, in the same period last year. The year-over-year increase in net loss was primarily due to an increase in operating expenses.

As of March 31, 2022, the Company had a cash balance of $13.9 million compared to $1.7 million in the same period last year.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-usa.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860

HeartCore Enterprises, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended March 31,	For the three months ended March 31,
	2022	2021

Revenues	$2,276,001	$2,110,309
Cost of revenues	1,055,356	1,407,632
Gross profit	1,220,645	702,677

Operating expenses:
Selling expenses	205,918	46,341
General and administrative expenses	2,468,933	762,748
Research and development expenses	108,259	52,146
Total operating expenses	2,783,110	861,235

Loss from operations	(1,562,465)	(158,558)

Other income (expenses):
Interest income	1,458	122
Interest expenses	(11,271)	(10,828)
Other income	16,673	988
Other expenses	(23,662)	(12,272)
Total other expenses	(16,802)	(21,990)

Loss before income tax provision	(1,579,267)	(180,548)

Income tax expense (benefit)	(816)	7,689

Net loss	(1,578,451)	(188,237)
Less: net loss attributable to non-controlling interest	-	(4,988)
Net loss attributable to HeartCore Enterprises, Inc.	$(1,578,451)	$(183,249)

Other comprehensive income:
Foreign currency translation adjustment	80,053	97,522

Total comprehensive loss	(1,498,398)	(90,715)
Less: comprehensive loss attributable to non-controlling interest	-	(2,404)
Comprehensive loss attributable to HeartCore Enterprises, Inc.	$(1,498,398)	$(88,311)

Net loss per common share attributable to HeartCore Enterprises, Inc.*
Basic	$(0.09)	$(0.01)
Diluted	$(0.09)	$(0.01)

Weighted average common shares outstanding*
Basic	17,265,332	15,242,454
Diluted	17,265,332	15,242,454

*Retrospectively restated for effect of share issuances on July 16, 2021

HeartCore Enterprises, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2022	2021

ASSETS

Current assets:
Cash and cash equivalents	$13,913,886	$3,136,839
Accounts receivable, net	1,116,254	960,964
Prepaid expenses	1,123,050	444,405
Due from related party	52,105	50,559
Loan receivable from employee	7,880	8,341
Other current assets	50,135	15,654
Total current assets	16,263,310	4,616,762

Non-current assets:
Property and equipment, net	238,787	261,414
Operating lease right-of-use assets	3,063,672	3,319,749
Deferred tax assets	275,490	297,990
Security deposits	262,851	278,237
Long-term loan receivable from related party	304,163	335,756
Loan receivable from employee, non-current	2,298	4,518
Other non-current assets	6,368	8,737
Total non-current assets	4,153,629	4,506,401

Total assets	$20,416,939	$9,123,163

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$485,138	$646,425
Accrued payroll and other exmployee costs	239,710	255,082
Due to related party	185	1,110
Current portion of long-term debts	847,316	849,995
Insurance premium financing	347,258	-
Operating lease liabilities, current	313,737	332,277
Finance lease liabilities, current	29,272	37,459
Income tax payables	739	10,919
Deferred revenue	1,315,780	1,690,917
Mandatorily redeemable financial interest	-	447,986
Other current liabilities	157,725	281,673
Total current liabilities	3,736,860	4,553,843

Non-current liabilities:
Long term debts	1,676,848	1,871,580
Operating lease liabilities, non-current	2,831,624	3,076,204
Finance lease liabilities, non-current	14,425	23,861
Other non-current liabilities	148,073	156,627
Total non-current liabilities	4,670,970	5,128,272

Total liabilities	8,407,830	9,682,115

Shareholders’ equity (deficit):
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 18,915,943 and 15,819,943 shares issued; 18,915,943 and 15,546,454 shares outstanding as of March 31, 2022 and December 31, 2021, respectively)	1,891	1,554
Additional paid-in capital	17,416,901	3,350,779
Accumulated deficit	(5,474,564)	(3,896,113)
Accumulated other comprehensive income (loss)	64,881	(15,172)
Total shareholders’ equity (deficit)	12,009,109	(558,952)
Total liabilities and shareholders’ equity (deficit)	$20,416,939	$9,123,163

HeartCore Enterprises, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,	For the three months ended March 31,
	2022	2021

Cash flows from operating activities
Net loss	$(1,578,451)	$(188,237)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expenses	24,889	28,070
Amortization of debt issuance costs	866	949
Non-cash lease expense	75,986	87,247
Deferred income taxes	6,311	11,650
Share-based compensation	422,164	-
Changes in assets and liabilities:
Accounts receivable, net	(217,638)	(458,314)
Prepaid expenses	(488,970)	(186,462)
Other assets	(34,896)	(29,300)
Accounts payable and accrued expenses	(79,982)	319,323
Accrued payroll and other exmployee costs	(27,492)	(7,235)
Operating lease liabilities	(78,226)	(89,749)
Finance lease liabilities	(174)	(375)
Income tax payables	(10,037)	(159,991)
Deferred revenue	(295,176)	(233,170)
Other liabilities	(113,027)	54,782
Net cash flows used in operating activities	(2,393,853)	(850,812)

Cash flows from investing activities
Purchases of property and equipment	(18,903)	(4,239)
Advance and loan provided to related parties	(25,480)	(60,271)
Repayment of loan provided to related party	9,102	-
Net cash flows used in investing activities	(35,281)	(64,510)

Cash flows from financing activities
Proceeds from initial public offering, net of issuance cost	13,602,554	-
Proceeds from issuance of common shares prior to initial public offering	220,572	-
Payments for finance leases	(14,916)	(16,172)
Proceeds from long-term debt	258,087	-
Repayment of long-term debts	(308,121)	(328,799)
Repayment to related party	(903)	-
Repayment of insurance premium financing	(41,280)	-
Payments for debt issuance costs	(1,030)	(1,420)
Payment for mandatorily redeemable financial interest	(430,489)	-
Net cash flows provided by (used in) financing activities	13,284,474	(346,391)

Effects of exchange rate changes	(78,293)	(103,801)

Net change in cash and cash equivalents	10,777,047	(1,365,514)

Cash and cash equivalents - beginning of the period	3,136,839	3,058,175

Cash and cash equivalents - end of the period	$13,913,886	$1,692,661
	-	-
Supplemental cash flow disclosures:
Interest paid	$13,262	$13,555
Income taxes paid	$1,489	$6,605

Non-cash investing and financing transactions
Payroll withheld as repayment of loan receivable from employees	$2,065	$3,679
Expense paid by related parties on behalf of the Company	$25,480	$24,891
Share repurchase liability settled by issuance of common shares	$16	$-
Deferred offering costs recognized against the proceeds from the offering	$178,847	$-
Insurance premium financing	$388,538	$-